ARTICLES OF AMENDMENT
              TO
ARTICLES OF INCORPORATION
OF
UNITED INVESTORS HOLDING  COMPANY, INC.


      The undersigned, being President and Director of United Investors Holding Company,
Inc., a Colorado Corporation, hereby certifies that by unanimous vote of the Board of Directors the following Amendments to United's Articles of Incorporation were approved at a Special
Meeting of its Directors held on May 19,1 999.
      The undersigned further certifies the original
 Articles of Incorporation were filed with the Secretary of State of Colorado on the 15th day of April,
 1983 which are amended as follows:
ARTICLE FIRST
"The name of the Corporation shall be FELTNER
COMMUNICATION CORPORATION"
ARTICLE FOURTH
"The aggregate number of shares which the Corporation shall have authority to issue is 500,000,000. Said class shall consist of one class, namely common, and each share shall have a $.0001 par value. All stock shall have one vote per share voting power".
        The undersigned certifies that he, as President and Director of United Investors Holding
Company, Inc., has this 19th day of May, 1999 executed
 this Amendment to Articles of Incorporation heretofore filed with the Secretary of the state of Colorado.


STATE OF FLORIDA )
                         )S
S COUNTY OF BROWARD )

Robert Alvarez, Director
      On May 19, 1999, Robert Alvarez, personally appeared before me, a Notary Public, and who is known to me to be the person whose name is subscribed to the foregoing Articles of Amendment and in my presence he executed same.

Lisa L Kaiser
H"^ Expires November 24. 2002
Notary Public, State of Florida at Large
(seal or stamp)


ARTICLES OF AMENDMENT
TO
        ARTICLES OF INCORPORATION OF FELTNER
COMMUNICATION CORPORATION
      The undersigned, being President and Director of FELTNER COMMUNICATION CORPORATION, a Colorado
Corporation, hereby certifies that by unanimous votes of the Board of Directors the following
Amendments to FELTNER COMMUNICATION CORPORATION'S
Articles of Incorporation were approved at a Special Meeting of its Directors held on May 18, 2000.
      The undersigned further certifies the original
 Articles of Incorporation were filed with the Secretary of State of Colorado on the 15th day of April, 1983, which is amended as follows:
ARTICLE ONE
The name of the Corporation shall be WORLD MEDIA
 GROUP, INC.


       The undersigned certifies that he,
COMMUNICATION CORPORATION, has
Amendment to Articles of Incorporation hen


President   and   Director   of  FELTNER
of May, 2000  executed this the
Secretary of State of Colorado.


ss:
STATE OF FLORIDA       )
COUNTY OF BROWARD )



      On May 18, 2000, ROBERT ALVAREZ, personally appeared before me, a Notary Public, and who is known to me to be the person whose name is subscribed to the foregoing Articles of Amendment and in my presence he executed